Exhibit 99.1

Slide Package

Slide 1 - Title

Chesapeake Corporation

Annual Meeting 2002

Slide 2 - Accomplishments 2001

  Re-established financial credibility
  Sold discontinued operations
  Improved financial structure and liquidity
  Right-sized corporate overhead
  Further integrated recently acquired businesses
  Successfully negotiated key customer supply agreements

Slide 3 - Chesapeake Stock Price 2001

(chart)

X Axis - Months January through December of 2001

Y Axis - Price

The chart plots the price of Chesapeake stock throughout 2001, and shows a growth rate of 39%, from a starting price of $20.00 per share to an ending price of $27.81 per share.

Slide 4 - FINANCIAL OVERVIEW

Presented by Andrew J. Kohut, Executive Vice President & Chief Financial Officer

Slide 5 - Financial Highlights 2001
	2001	% Annual Change
Sales	$ 791	Increased 1%
EBITDA	121	Increased 11%
EBIT	61	Increased 8%
EPS	$1.30	Increased 31%

31%

(millions of $, except per share)

From continuing operations before restructuring /special charges

Slide 6 - Peer Comparisons 2001

EBITDA Margin %

Stora Enso 20.4%

AptarGroup 20.3%

Bemis 17.3%

Westvaco 17.0%

Chesapeake 16.0%

Mayr Melnholf 15.9%

International Paper 15.7%

Average 15.6%

Sonoco 14.4%

Graphic Packaging 13.2%

Jefferson-Smurfit 13.0%

Rock-Tenn 12.9%

Caraustar 10.5%

Source: CSK

Slide 7 - Capital Structure
	12/31/00	12/31/01
Net Debt	$ 651	$ 470
Deferred Taxes	226	34
Shareholders' Equity	349	431
Total Capital	1,226	935
Net Debt/Capital	53%	50%

(millions of $)

From continuing operations before restructuring /special charges

Slide 8 - Chesapeake Debt Structure

(charts)
MATURITIES
(millions of $)
2002	23
2003	43
2004	3
2005	181
2006 & Beyond	240
CURRENCIES
Dollars	35%
Euro	7%
GBP	58%
RATES
Variable	7%
Fixed	93%

Slide 9 - Long-Term Financial Strategy

  Finance long-term assets with long-term capital sources
  Routinely access the public market for capital
  Utilize natural financial hedges
  Targeted debt-to-total capital of 40-50%

Keep it simple

Slide 10 - OPERATIONS OVERVIEW

Presented by Keith Gilchrist, Executive Vice President and Chief Operating Officer

Slide 11 - New Entrant - November 2001

A picture of Print Week's Top 500 of 2001 (ranked by sales) was shown, with Chesapeake being a new entrant and placing #2 on the list.

Slide 12 - Paperboard Niche Markets

Pictures showing examples of Cheapeake's products were displayed; examples included products in the pharmaceutical and healthcare (Nurofen), multimedia and technology (Iomega), premium branded (Benson and Hedges, Johnie Walker, Christion Dior) and food and household (Walkers, Carr's) markets.

Slide 13 - Leading European Carton Producer

EUROPEAN CARTON PACKAGING SALES
Chesapeake	$507
Mayr Melnhof	435
Akerlund & Rausing	334
Van Genechten	293
MeadWestvaco	290
MY Holdings	278
Amcor	239
Algroup	165
Riverwood	116
Edelmann	102

(millions of $)

Slide 14 - Strategy Validation

SALES PER PAPERBOARD TONNES
Edelmann	$3,300	/tonne
Chesapeake	3,000
Algroup	3,000
Amcor	3,000
MeadWestvaco	2,100
MY Holdings	2,000
Akerlund & Rausing	1,500
Van Genechten	1,500
Riverwood	1,400
Mayr Melnhof	1,300

Slide 15 - Plastics Niche Markets

Pictures showing examples of Cheapeake's products were displayed; examples included HDPE and PET plastic bottles

Slide 16 - Value-added Defensive Markets

SALES BY SECTOR

28% Pharma-Healthcare

20% Food & Household

14% Tobacco

10% Confectionery

9% Spirits

5% Cosmetics

5% Specialty Chemical

4% Other

3% Multimedia-Technology

2% Land

$791M Revenues - 2001

Slide 17 - Blue Chip Customer Growth

Major customers:

GlaxoSmithKline

Aventis

Cadbury Schweppes

AstraZeneca

Lilly

Nestle

Storck

British American Tobacco

Pharmacia

Wyeth

Gallaher Group Plc

Slide 18 - Key Operational Objectives 2002

  Internal focus
  Post acquisition integration
  Drive for safer operating practices and higher utilization output from $420 million asset base

Slide 19 - Key Operational Objectives 2002

  Improve company-wide process efficiency/reduce material movement cost (9 major projects):

- East Kilbride/Edinburgh (Scotland)

- South African Satellites (South Africa)

- Bünde (Germany)

- Düren (Germany)

- Bremen relocation (Germany)

- Van Os (Netherlands)

- Nottingham/Bourne (United Kingdom)

- Tewkesbury/Greenford (United Kingdom)

- Lexington, NC (United States)

Slide 20 - Key Growth Objectives 2002

  Tailor employment costs to individual sector seasonal demands /added value

Slide 21 - Employment Costs: Added Value %

(chart)

KEY PERFORMANCE INDICATOR

X Axis - Years 1999, 2000, 2001, 2002 objectives

Y Axis - Percentages (35% through 55%)

Paperboard:
1999	54.2
2000	52.9
2001	52.5
2002 Objectives	50.8

Plastics:
2000	36.2
2001	38.8
2002 Objectives	36.1

Slide 22 - Key Growth Objectives 2002 - Extending Print Service

  "Combined Supply" of cartons/ leaflets / booklets

( INFORMATION GROWTH )

(picture)

Slide 23 - Key Growth Objectives 2002 - Product Growth

  "Combined Supply" of cartons/ leaflets / booklets / labels

( INFORMATION GROWTH )

(picture)

Slide 24 - Key Growth Objectives 2002 - Design

  Europe's largest carton design studio

(picture)

Slide 25 - Key Growth Objectives 2002 - Innovation

Leeds University - 22 Undergraduates

(picture)

Packaging Machinery Development

(picture)

Slide 26 - Key Growth Objectives 2002 - Brand Positioning/ Differentiation

  Visibility in a Composite Tube

"First in the World"

(picture of tube made using plastic and paperboard)

Slide 27 - Today

  Leading, value-added specialty packaging products company with a clear focus on the European markets
  Leader in attractive end-use markets: Pharmaceutical & Healthcare, Tobacco, Fine Spirits and Premium Confectionery

- Blue Chip customer base

- Higher margins due to technical and design demands

- Significant opportunities for growth

- Defensive end-use markets

Slide 28 - Today (cont.)

  Superior manufacturing and service capabilities

- Pan-European presence

- Sophisticated structural/graphic design and varied processing techniques

- Rigorous process control with respected technical capabilities

Slide 29 - 1Q02 Results

  EBITDA of $22.9 million; loss per share of $0.02
  Lower Premium Branded and Luxury packaging volumes
  Plastic packaging segment improvement
  Completed corporate restructuring program

In line with our expectations

Slide 30 - Financial Outlook 2002 - Continuing Operations

  Revenues $ 780-820 million
  Depreciation $ 45-50 million
  Capex $ 55-65 million
  EBITDA $ 125-135 million
  Net Income $ 1.60-1.80 share

Annual Meeting 2002

Slide 31 - Title

Chesapeake Corporation

Annual Meeting 2002